Exhibit 23.5




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-64979) of Security Capital Group Incorporated of our report dated January 27, 2000 relating to the financial statements of City Center Retail Trust, which appears in the registration statement on Form S-4 (File No. 333-47926) of Security Capital Group Incorporated. We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-3.

                                                 PricewaterhouseCoopers LLP



Chicago, Illinois
December 20, 2000